First Citizens Bancorporation of South Carolina, Inc.
Statement Re Computation of Ratios of Earnings to Fixed Charges


                                                 Six Months
                                               Ended June 30,
                                             -----------------
                                               1998      1997
                                               -----     -----
RATIO OF EARNINGS TO FIXED CHARGES
    EXCLUDING INTEREST ON DEPOSITS:

    Net income                                11,983     9,702
    Income taxes                               6,389     5,356
                                             -----------------
    Income before income taxes        (a)     18,372    15,058
                                             -----------------
    Interest expense                          36,070    31,318
    Less: interest on deposits                29,684    27,194
                                             -----------------
    Fixed charges, excluding
    interest on deposits              (b)      6,386     4,124
                                             -----------------
Ratio of earnings to fixed charges
    excluding interest on
    deposits                  [(a)+(b)]/(b)     3.88      4.65


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                                                            Year Ended December 31,
                                             ------------------------------------------------
                                               1997      1996       1995      1994      1993
                                               -----     ----       ----      -----     -----
RATIO OF EARNINGS TO FIXED CHARGES
    EXCLUDING INTEREST ON DEPOSITS

    Net income                                21,770    18,954     12,558     9,849    13,004
    Income taxes                              11,775    10,321      6,777     4,969     6,065
                                             ------------------------------------------------
    Income before income taxes        (a)     33,545    29,275     19,335    14,818    19,069
                                             ------------------------------------------------
    Interest expense                          65,474    57,552     53,527    40,821    38,426
    Less: interest on deposits                56,844    51,170     48,026    37,505    35,760
                                             ------------------------------------------------
    Fixed charges, excluding
    interest on deposits              (b)      8,630     6,382      5,501     3,316     2,666
                                             ------------------------------------------------
Ratio of earnings to fixed charges
    excluding interest on
    deposits                  [(a)+(b)]/(b)     4.89      5.59       4.51      5.47      8.15


                                                 Six Months
                                               Ended June 30,
                                             -----------------
                                               1998      1997

RATIO OF EARNINGS TO FIXED CHARGES
    INCLUDING INTEREST ON DEPOSITS

    Net income                                11,983     9,702
    Income taxes                               6,389     5,356
                                            ------------------
    Income before income taxes        (a)     18,372    15,058
                                            ------------------
    Fixed charges(interest
    expense)                          (b)     36,070    31,318
                                            ------------------
Ratio of earnings to fixed charges
    including interest on
    deposits                  [(a)+(b)]/(b)     1.51      1.48


                                                            Year Ended December 31,
                                             ------------------------------------------------
                                               1997      1996       1995      1994      1993
                                               -----     ----       ----      -----     -----
RATIO OF EARNINGS TO FIXED CHARGES
    INCLUDING INTEREST ON DEPOSITS

    Net income                                21,770    18,954     12,558     9,849    13,004
    Income taxes                              11,775    10,321      6,777     4,969     6,085
                                             -----------------------------------------------
    Income before income taxes        (a)     33,545    29,275     19,335    14,818    19,069
                                             ------------------------------------------------
    Fixed charges, (interest expense) (b)     65,474    57,552     53,527    40,821    38,426
                                             ------------------------------------------------
Ratio of earnings to fixed charges
    including interest on
    deposits                  [(a)+(b)]/(b)      1.51      1.51       1.36      1.36      1.50




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